UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 16, 2011

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Lattice Semiconductor Corporation (the "Company") announced that effective April 15, 2011, Mr. Joseph Bedewi has been appointed to serve as Corporate Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Michael G. Potter has been serving as Chief Financial Officer of the Company and is expected to continue in that position until Mr. Bedewi's appointment becomes effective.
In connection with Mr. Bedewi's appointment, the Company entered into an offer letter with Mr. Bedewi that sets forth certain terms related to Mr. Bedewi's compensation package. The Company and Mr. Bedewi will enter into an employment agreement that will include the compensation described in the offer letter and contain additional terms and conditions substantially similar to those set forth in the employment agreements of the Company's other executive officers.
The terms of the compensation package set forth in the offer letter include:

•	An annual base salary of $250,000;

•
Participation in the Company's cash incentive program, with a target award for fiscal year 2011 of 50% of Mr. Bedewi's base salary (and a maximum payout of 100% of his base salary), in each case prorated based on Mr. Bedewi's commencement date; and

•
100,000 of restricted stock units representing an equivalent number of the Company's common stock, which will vest 25% after one year and 6.25% per quarter thereafter. Mr. Bedewi will be required to hold the restricted stock units for two years after the applicable vesting date.

In addition, in the event of an involuntary termination (as defined in the employment agreement to be entered into between Mr. Bedewi and the Company) of Mr. Bedewi's employment, the Company will pay Mr. Bedewi an amount equal to 1.0 times Mr. Bedewi's then annual base salary and a prorated portion of his then target cash incentive payment amount. If an involuntary termination occurs immediately prior to a "change in control" (as defined in the employment agreement) or within 24 months following the change in control, then Mr. Bedewi will immediately fully vest in all of his outstanding equity awards and the Company will pay Mr. Bedewi an amount equal to 1.0 times his then annual base salary, plus 1.0 times his then target cash incentive payment amount. These severance benefits will be subject to Mr. Bedewi entering into a release of claims in favor of the Company, its directors and its officers.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: March 18, 2011	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.    Description
99.1    Press Release dated March 18, 2011 (furnished herewith)

4